Consulting Agreement

This Consulting Agreement is made on February 9, 2011 by and between  Dr. _____ (“Consultant”) and Anavex Life Sciences (Customer).

Whereas Customer requires certain services Consultant can provide, and Consultant wishes to provide services to Customer, the parties agree as follows:

1.
Description of Services.   Starting on February _, 2011 (“Date”), Consultant shall provide the following services (“Services) for Customer:  clinical, medical, and regulatory consultation for Anavex 2-73 as it relates to the drug’s development in Alzheimer’s Disease.

2.	Performance of Services. Consultant shall provide service as per request by Customer for the duration of this agreement.

3.	Expense Reimbursement. Consultant shall get prior approval for the kinds, types, and amounts of expenses to be reimbursed, if any, by the Customer. Expenses shall be invoiced on a monthly basis.

4.
Payment.  Customer will pay Consultant an hourly fee of  $500 for Services performed during the continuation of this Agreement plus reimbursement for Expenses incurred according to this Agreement. Any work in excess of 5 hours per month will only be incurred upon the prior approval of the Customer.  In case of extended travels or work to be performed that is at least 6 hours/day a fixed fee will be agreed upon with the Consultant on a case-by-case basis.

5.	Termination. Either party may terminate this Agreement on 30 days notice, with or without cause.

6.
Relationship of the Parties.  Consultant is an independent contractor with respect to, and not an employee of, Customer.  Therefore, Customer is not responsible for providing any fringe benefits to Consultant including, but not limited to, health insurance, paid vacation, or any other employee benefit.

7.
Assignment.  Consultant's obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of Customer.  This consent may be withheld for any reason whatsoever.

8.
Return of Records.  Upon termination of this Agreement, Consultant shall deliver all records, notes, memos, email, equipment, and any other related materials to Customer.  Consultant will eliminate, erase, and otherwise dispose of any copies under its, or its employees, if any, possession, custody, or control.

9.
Notices.  Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or a recognized over night delivery service such as FedEx.

If to the Consultant: Anavex Life Sciences
Attention: Harvey Lalach
50 Harrison street, Suite 315
Hoboken, NJ 07030

If to the Customer: ___________________________________________________.

10.
No Waiver.  The waiver or failure of either party to exercise in any respect any right provided in this agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled.

11.
Entirety of Agreement.  The terms and conditions set forth herein constitute the entire agreement between the parties and supersede any communications or previous agreements with respect to the subject matter of this Agreement.  There are no written or oral understandings directly or indirectly related to this Agreement that are not set forth herein.  No change can be made to this Agreement other than in writing and signed by both parties.

12.	Governing Law. This Agreement shall be construed and enforced according to the laws of the State of New Jersey and any dispute under this Agreement must be brought in this venue and no other.

13.	Headings in this Agreement The headings in this Agreement are for convenience only, confirm no rights or obligations in either party, and do not alter any terms of this Agreement.

14.
Severability.  If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

15.	Payment Terms. Customer will pay Consultant within 30 days of receipt of invoice.

 Witness whereof, the parties have executed this Agreement as of the date first written above.

_________________________                                  _______________________
Customer                                                                           Consultant

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Date